Exhibit 99.1
FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Reports Record First Quarter 2025 Financial Results and Raises 2025 Guidance

•Generated record quarterly net revenues of $197.1 million, representing year-over-year growth of 43.4%
•Total Rare Disease quarterly net revenues of $69.0 million, which includes:
◦Purified Cortrophin® Gel net revenues of $52.9 million, an increase of 43.1% year-over-year, and
◦ILUVIEN® and YUTIQ® net revenues of $16.1 million
•Record Generics net revenues of $98.7 million, an increase of 40.5% year-over-year
•Delivered record quarterly adjusted non-GAAP EBITDA of $50.7 million, an increase of 34.9% year-over-year
•Diluted GAAP income per share of $0.69 and record adjusted non-GAAP diluted earnings per share of $1.70
•Increased 2025 guidance with expected net revenues of $768.0 million to $793.0 million, adjusted non-GAAP EBITDA of $195.0 million to $205.0 million, and adjusted non-GAAP diluted earnings per share of $6.27 to $6.62
•Rare Disease net revenues expected to represent 47% to 48% of total Company net revenues in 2025, including:
◦Purified Cortrophin Gel net revenues of $265.0 million to $274.0 million, representing year-over-year growth of 33.8% to 38.3%, and
◦ILUVIEN and YUTIQ net revenues of $97.0 million to $103.0 million

BAUDETTE, Minn., May 9, 2025 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the first quarter ended March 31, 2025.

“We are pleased to report another strong quarter, with record revenue, adjusted EBITDA and adjusted EPS driven by continued strong demand for Cortrophin Gel, exceptional performance for our Generics business, and increased demand for our Brands portfolio,” said Nikhil Lalwani, President and CEO of ANI. “Our lead Rare Disease product Cortrophin Gel continued to perform well delivering a record number of prescriptions and new patient starts in the first quarter.”

Mr. Lalwani continued, “While our core franchises outperformed, demand for our retina assets ILUVIEN and YUTIQ was impacted by Medicare-related market access challenges, turnover in our ophthalmology sales team, and seasonality. We remain focused on growing our retina franchise and are pleased to report that demand has accelerated in the second quarter.

Based on our first quarter performance and favorable demand trends for Cortrophin Gel and our Generics and Brands portfolio, we are raising our 2025 guidance for total revenues, adjusted non-GAAP EBITDA, and adjusted non-GAAP EPS. While we await more visibility on potential pharmaceutical industry-specific tariffs, we believe we are well positioned based on our strong U.S. footprint with over 90% of our revenues coming from finished goods manufactured in the U.S. and less than 5% of our revenues with direct reliance on China.”

First Quarter and Recent Business Highlights:

Rare Disease and Brands

Revenues for ANI’s lead Rare Disease asset Cortrophin Gel totaled $52.9 million for the first quarter of 2025, an increase of 43.1% over the same period in 2024. During the quarter, the Company saw increasing demand with the highest number of new patient starts and new cases initiated since launch. Cortrophin Gel experienced growth across existing and new prescribers, and ANI continued to expand the overall base of Cortrophin Gel prescribers. Notably, approximately 40% of Cortrophin Gel prescribers since launch were naïve to the ACTH category prior to prescribing Cortrophin Gel. The Company saw growth across all targeted specialties – ophthalmology, neurology, rheumatology nephrology and pulmonology. Growth in ophthalmology volume was particularly strong, increasing approximately 50% quarter-over-quarter. Prescribing for acute gouty arthritis flares, for which Cortrophin Gel is the only approved ACTH therapy, continued to increase and now accounts for over 15% of Cortrophin Gel usage.

In February, ANI received U.S. Food and Drug Administration (FDA) approval for a prefilled syringe presentation of Cortrophin Gel. The prefilled syringe provides enhanced convenience by reducing the steps required for patients to administer Cortrophin Gel. The Company launched the prefilled syringe in April and early feedback has been positive.

Revenues for ILUVIEN and YUTIQ were $16.1 million for the first quarter. Performance for our retina assets outside the U.S. was in line with our expectations. Performance in the U.S. was impacted by reduced access for Medicare patients due to a lack of funding for third-party co-pay assistance programs, turnover in our sales force and seasonality. The Company’s multi-pronged approach to addressing these factors are yielding positive results in the second quarter. ANI reiterated its commitment and confidence in the value of the retina portfolio by buying out of a royalty obligation on ILUVIEN and YUTIQ in March.

ANI made substantial progress towards enhancing supply security for the ILUVIEN and YUTIQ franchise. In March, the Company received FDA approval for an expanded label for ILUVIEN that includes YUTIQ’s indication of chronic non-infectious uveitis affecting the posterior segment of the eye (chronic NIU-PS). ANI plans to begin marketing ILUVIEN under the combined label for diabetic macular edema (DME) and chronic NIU-PS this quarter.

Revenues for Brands decreased 2.2% year-over-year to $25.1 million. During the first quarter, ANI identified and captured increased demand for certain products, as it has done periodically over the past three consecutive years. The Company anticipates a return to a more normalized level of demand during the second quarter.

Generics and Other

ANI’s Generics revenues increased 40.5% year-over-year to $98.7 million in the first quarter, driven by contribution from new product launches, including the first-to-market launch of prucalopride tablets with 180 days of exclusivity, and strong execution in the base business.
First Quarter 2025 Financial Results

	Three Months Ended March 31,
(in thousands)	2025	2024	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$52,850	$36,937	$15,913	43.1%
ILUVIEN and YUTIQ	16,109	—	16,109	n/m
Rare Disease total net revenues	$68,959	$36,937	$32,022	86.7%
Brands	25,123	25,679	(556)	(2.2)%
Rare Disease and Brands total net revenues	$94,082	$62,616	$31,466	50.3%
Generics and Other
Generic pharmaceutical products	98,678	70,217	28,461	40.5%
Royalties and other pharmaceutical services	4,362	4,597	(235)	(5.1)%
Generics and Other total net revenues	$103,040	$74,814	$28,226	37.7%
Total net revenues	$197,122	$137,430	$59,692	43.4%
"n/m" - not meaningful percentage due to the acquisition of ILUVIEN and YUTIQ in the third quarter of 2024.
All comparisons are made versus the same period in 2024 unless otherwise stated.

Total net revenues for the first quarter of 2025 were $197.1 million, an increase of 43.4% over the prior year period. On an organic basis, excluding the acquisition of Alimera, total net revenues grew 31.7% year-over-year.

Net revenues for Rare Disease, which includes Cortrophin Gel, ILUVIEN and YUTIQ, increased 86.7% to $69.0 million. Cortrophin Gel net revenues increased 43.1% to $52.9 million driven by increased volume. ILUVIEN and YUTIQ generated net revenues of $16.1 million.

Net revenues for Brands decreased 2.2% to $25.1 million driven by a modest net decrease in volume.

Net revenues for Generic pharmaceutical products increased 40.5% to $98.7 million driven by increased volumes in the base business and contribution from new product launches.

On a GAAP basis, gross margin decreased from 64.2% to 62.9%, and on a non-GAAP basis, gross margin decreased from 64.4% to 63.1%, primarily due to mix including a significant growth of royalty bearing products, including Cortrophin Gel.

On a GAAP basis, research and development expenses increased 0.5% to $10.6 million. On a non-GAAP basis, research and development expenses decreased 1.9% to $10.0 million, relatively in-line with prior year.

On a GAAP basis, selling, general, and administrative expenses increased 59.4% to $76.5 million, resulting from the expenses related to the acquisition of Alimera Sciences in September 2024, including our expanded ophthalmology sales and marketing team, continued investment in Rare Disease sales and marketing activities, increased employment-related costs, and an overall increase in activities required to support the growth of our business. On a non-GAAP basis, selling, general, and administrative expenses increased 56.5% to $63.7 million.

On a GAAP basis, the Company reported net income attributable to common shareholders of $15.3 million, or $0.69 per share, for the first quarter of 2025 compared to net income of $17.8 million, or $0.82 per share, in the prior year period, on a diluted basis. On a non-GAAP basis, the Company reported diluted earnings per share of $1.70 for the first quarter of 2025 compared to $1.21 in the prior year period.

Adjusted non-GAAP EBITDA for the first quarter of 2025 was $50.7 million, an increase of 34.9% from the first quarter of 2024.
For reconciliations of adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure, please see Table 3 and Table 4 below, respectively.

Liquidity

As of March 31, 2025, the Company had $149.8 million in unrestricted cash and cash equivalents, $220.3 million in net accounts receivable and $637.2 million in principal value of outstanding debt (inclusive of our senior convertible notes). The Company generated year-to-date cash flow from operations of $35.0 million.

Full Year 2025 Guidance:

	Full Year 2025 Guidance	Previous Full Year 2025 Guidance	2024 Actual	Growth
Net Revenue (Total Company)	$768 million - $793 million	$756 million - $776 million	$614 million	25% - 29%
Cortrophin Gel Net Revenue	$265 million - $274 million	$265 million - $274 million	$198 million	34% - 38%
ILUVIEN and YUTIQ Net Revenue	$97 million - $103 million	$97 million - $103 million	$32 million	n/m
Adjusted Non-GAAP EBITDA	$195 million - $205 million	$190 million - $200 million	$156 million	25% - 31%
Adjusted Non-GAAP Diluted EPS	$6.27 - $6.62	$6.12 - $6.49	$5.20	21% - 27%
n/m - not meaningful percentage due to comparison of only a partial year of ILUVIEN and YUTIQ Net Revenue in 2024.

ANI expects total company adjusted non-GAAP gross margin between 63% and 64%. The Company will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share as a tax rate of 26%, unless the item being adjusted is not tax deductible in whole or in part.

The Company anticipates approximately 20.1 million and 20.4 million shares outstanding for the purpose of calculating adjusted non-GAAP diluted EPS and expects its annual U.S. GAAP effective tax rate to be approximately 25%.

Upcoming Events

ANI plans to participate in the following investor event:

Jefferies Global Healthcare Conference
June 4, 2025
New York, NY

Conference Call

The Company’s management will host a conference call today to discuss its first quarter 2025 results.

Date     Friday, May 9, 2025
Time     8:00 a.m. ET
Toll free (U.S.)     800-225-9448
Conference ID        4921902

This conference call will also be webcast and can be accessed from the “Investors” section of ANI’s website at www.anipharmaceuticals.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A replay of the conference call will be available within two hours of the call’s completion and will remain accessible for two weeks by dialing 800-753-8591 and entering access code 4921902.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net (loss) income, excluding tax provision or benefit, interest expense, net, other expense, net, loss on extinguishment of debt, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2025 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, loss on extinguishment of debt, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net (loss) income, plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, loss on extinguishment of debt, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, loss on extinguishment of debt, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2025 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance.

Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding impact of Canada operations, non-cash stock-based compensation expense, M&A transaction and integration expenses, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized gain on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives" by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the commercialization and potential sales of the product and any additional product launches from the Company’s generic pipeline, 2025 guidance, other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of our approved products, including Cortrophin Gel, ILUVIEN and YUTIQ, to achieve commercialization at levels of market acceptance that will continue to allow us to achieve continued profitability; our ability to complete or achieve any, or all of the intended benefits of acquisitions and investments, including the acquisition of Alimera, in a timely manner or at all; the limitation of our cash flow as a result of the indebtedness and liabilities incurred from the acquisition of Alimera; the risks that our acquisitions and investments, including the acquisition of Alimera, could disrupt our business and harm our financial position and operating results; delays and disruptions in production of our approved products, increased costs and potential loss of revenues if we need to change suppliers due to the limited number of suppliers for our raw materials, active pharmaceutical ingredients, expedients, and other materials; delays and disruptions in production of our approved products as a result of our reliance on single source third party contract manufacturing supply for certain of our key products, including Cortrophin Gel, ILUVIEN and YUTIQ; delays or failure in obtaining and maintaining approvals by the FDA of the products we sell; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies, and the focus of the current U.S. presidential administration, including among other things, drug recalls, regulatory approvals, facility inspections and potential enforcement actions; risks that we may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of our products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs; the ability of our manufacturing partners to meet our product demands and timelines; the impact of changes or fluctuations in exchange rates; our ability to develop, license or acquire, and commercialize new products; our obligations in agreements under which we license, develop or commercialize rights to products or technology from third parties and our ability to maintain such licenses; the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products; our ability to protect our intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which we are, or may become, a party; our ability, and that of our suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; our ability to maintain the services of our key executives and other personnel; and general business and economic conditions, such as inflationary pressures, geopolitical conditions including but not limited to the conflict between Russia and the Ukraine, the conflict in the Middle East, conflicts related to the attacks on cargo ships in the Red Sea, and the effects and duration of outbreaks of public health emergencies, and other risks and uncertainties that are described in ANI’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact Lisa M. Wilson, In-Site Communications, Inc.
212-452-2793
lwilson@insitecony.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net Revenues	$197,122	$137,430

Operating Expenses
Cost of sales (excluding depreciation and amortization)	73,037	49,157
Research and development	10,564	10,511
Selling, general, and administrative	76,528	48,021
Depreciation and amortization	22,891	14,686
Contingent consideration fair value adjustment	(12,092)	90
Gain on sale of building	—	(5,347)

Total Operating Expenses, net	170,928	117,118

Operating income	26,194	20,312

Other (Expense) Income, net
Unrealized (loss) gain on investment in equity securities	(921)	9,655
Interest expense, net	(5,484)	(4,600)
Other income (expense), net	198	(32)

Income Before Income Tax Expense	19,987	25,335

Income tax expense	4,306	7,128

Net Income	$15,681	$18,207

Dividends on Series A Convertible Preferred Stock	(406)	(406)

Net Income Available to Common Shareholders	$15,275	$17,801

Basic and Diluted Income Per Share:
Basic Income Per Share	$0.70	$0.84
Diluted Income Per Share	$0.69	$0.82

Basic Weighted-Average Shares Outstanding	19,607	19,099
Diluted Weighted-Average Shares Outstanding	20,046	19,422

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	March 31, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$149,802	$144,861
Restricted cash	34	33
Accounts receivable, net	220,334	221,726
Inventories	137,408	136,782
Prepaid expenses and other current assets	23,326	17,975
Investment in equity securities	5,386	6,307
Total Current Assets	536,290	527,684
Non-current Assets
Property and equipment, net	58,179	56,863
Deferred tax assets, net of deferred tax liabilities and valuation allowance	88,489	85,106
Intangible assets, net	538,495	541,834
Goodwill	60,662	59,990
Derivatives and other non-current assets	10,313	12,220
Total Assets	$1,292,428	$1,283,697

Current Liabilities
Current debt, net of deferred financing costs	$11,193	$9,172
Accounts payable	53,058	45,656
Accrued royalties	23,713	22,626
Accrued compensation and related expenses	22,297	37,725
Accrued government rebates	22,644	18,714
Income taxes payable	14,188	6,749
Returned goods reserve	42,464	39,274
Current contingent consideration	229	29
Accrued expenses and other	12,029	13,735
Total Current Liabilities	201,815	193,680

Non-current Liabilities
Non-current debt, net of deferred financing costs and current component	305,294	309,108
Non-current convertible notes, net of deferred financing costs	306,335	305,812
Non-current contingent consideration, net of current	17,426	19,825
Accrued licensor payments due	11,068	20,961
Other non-current liabilities	7,020	5,781
Total Liabilities	$848,958	$855,167

Mezzanine Equity
Convertible Preferred Stock, Series A	24,850	24,850

Stockholders’ Equity
Common Stock	2	2
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(31,043)	(21,040)
Additional paid-in capital	531,055	519,653
Accumulated deficit	(85,004)	(100,279)
Accumulated other comprehensive income, net of tax	3,610	5,344
Total Stockholders’ Equity	418,620	403,680

Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$1,292,428	$1,283,697

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended March 31,			Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income	$15,681	$18,207	As reported:	$197,122	$137,430	$73,037	$49,157	$76,528	$48,021	$10,564	$10,511

Add/(Subtract):
Interest expense, net	5,484	4,600
Other (income) expense, net	(198)	32
Provision for income taxes	4,306	7,128
Depreciation and amortization	22,891	14,686
Contingent consideration fair value adjustment	(12,092)	90
Gain on sale of building	—	(5,347)
Unrealized loss (gain) on investment in equity securities	921	(9,655)
Stock-based compensation	8,868	6,934	Stock-based compensation	—	—	(375)	(280)	(7,967)	(6,371)	(526)	(283)
M&A transaction and integration expenses	1,793	713	M&A transaction and integration expenses	—	—	—	—	(1,793)	(713)	—	—
Litigation expenses	2,990	245	Litigation expenses	—	—	—	—	(2,990)	(245)	—	—
Severance	105	—	Severance	—	—	—	—	(105)	—	—	—
Adjusted non-GAAP EBITDA	$50,749	$37,633	As adjusted:	$197,122	$137,430	$72,662	$48,877	$63,673	$40,692	$10,038	$10,228

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net Income Available to Common Shareholders	$15,275	$17,801

Add/(Subtract):
Non-cash interest expense	259	(10)
Depreciation and amortization	22,891	14,686
Contingent consideration fair value adjustment	(12,092)	90
Gain on sale of building	—	(5,347)
Unrealized loss (gain) on investment in equity securities	921	(9,655)
Stock-based compensation	8,868	6,934
M&A transaction and integration expenses	1,793	713
Litigation expenses	2,990	245
Severance	105	—
Other expense	(236)	—
Less:
Estimated tax impact of adjustments	(6,630)	(1,991)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$34,144	$23,466
Diluted Weighted-Average
Shares Outstanding	20,046	19,422
Adjusted Diluted Weighted-Average
Shares Outstanding	20,046	19,422

Adjusted non-GAAP
Diluted Earnings per Share	$1.70	$1.21

(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.